UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 25, 2007

BRIGHTPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-23494	35-1778566

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Metropolis Parkway, Suite 210, Plainfield, Indiana	46168

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(317) 707-2355

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) In connection with the ongoing integration following Brightpoint, Inc.’s (the “Company”) acquisition of Dangaard Telecom, on November 25, 2007, the Company realigned the duties and responsibilities of two of its named executive officers, John Alexander du Plessis Currie and R. Bruce Thomlinson.
     Mr. Currie, who has served as the Company’s president — emerging markets since January 2006, will assume the newly created role of Corporate Chief Information Officer and will lead the Company’s global IT team.
     Mr. Thomlinson, who has served as the Company in various capacities, most recently as president, Asia-Pacific will have his scope expanded to cover the Middle East, Africa and India due to Mr. Currie’s shifting role.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHTPOINT, INC. (Registrant)
By:	/s/ Steven E. Fivel
Steven E. Fivel
Executive Vice President, General Counsel and Secretary

Date: November 29, 2007